FLEET STATUS REPORT

Transocean

Transocean
DEEPWATER TITAN

October 2024

Transocean Ltd. (NYSE: RIG)

Updated: October 24, 2024
Significant Updates Noted in Bold
							Dayrate on
					Estimated	Estimated	Current
	Footnote				Start	End	Contract
Rig Type/Name	References	Location	Customer	Status	Date	Date	(Dollars)	Additional Comments
Ultra-Deepwater Floaters (26)
Drillships (25)
Deepwater Titan	1	USGOM	Chevron	Firm	Apr-23	Apr-28	455,000
Deepwater Atlas		USGOM	Beacon	Firm	Jul-24	May-25	455,000
		USGOM	Beacon	Firm	May-25	Jan-26	505,000
		USGOM	Beacon	Contingent	Jan-26	May-26	505,000
		USGOM	Beacon	Firm	May-26	Oct-26	580,000
		USGOM	Beacon	Contingent	Oct-26	Jan-27	650,000
		USGOM	bp	Firm	Jun-28	May-29	635,000
		USGOM	bp	Priced Option	Jun-29	May-30	635,000
Deepwater Aquila	1, 2, 3	Brazil	Petrobras	Firm	Jun-24	Jun-27	433,000
Deepwater Poseidon	1	USGOM	Shell	Firm	Sep-18	Feb-28	495,000
Deepwater Pontus	1	USGOM	Shell	Firm	Oct-17	Oct-27	493,000
Deepwater Conqueror		USGOM	Chevron	Firm	Apr-23	Apr-25	440,000	Assigned to another operator in the USGoM starting in Q1 2025
		USGOM	Not Disclosed	Firm	Oct-25	Sep-26	530,000
Deepwater Proteus	1	USGOM	Shell	Firm	Aug-16	May-26	497,000
Deepwater Thalassa	1	USGOM	Shell	Firm	Jul-16	Feb-26	494,000
		Mexico	Not Disclosed	Firm	Mar-26	Feb-29	480,000

On or before February 1, 2025, Transocean expects to designate one of the following rigs to this contract: Deepwater Asgard, Deepwater Proteus or Deepwater Thalassa. The commencement window is February 1, 2026 to September 1, 2026.

Deepwater Asgard		USGOM	Hess Corporation	Firm	Jun-24	Jun-25	505,000
		USGOM	Hess Corporation	Firm	Jul-25	Jul-26	515,000
Deepwater Invictus		USGOM	Not Disclosed	Firm	Oct-24	Nov-24	Not Disclosed
		USGOM	bp	Out of Service	Nov-24	Apr-25	-	Contract Preparation
		USGOM	bp	Firm	Apr-25	Apr-28	485,000
Deepwater Skyros	3	Angola	TotalEnergies	Firm	Dec-22	Mar-25	310,000
	3	Angola	TotalEnergies	Firm	Mar-25	Jan-26	400,000
Deepwater Corcovado	1, 2, 3	Brazil	Petrobras	Firm	Sep-23	Sep-27	402,000
Deepwater Mykonos	1, 2, 3	Brazil	Petrobras	Firm	Oct-23	Oct-25	362,000
Deepwater Orion	1, 2, 3	Brazil	Petrobras	Firm	Mar-24	Mar-27	416,000
Dhirubhai Deepwater KG2	1, 2, 3	Brazil	Petrobras	Firm	Jun-24	May-26	425,000
Petrobras 10000	1, 2	Brazil	Petrobras	Firm	Oct-24	Oct-25	393,000	Dayrate excludes 5% dual activity royalty; patent expires in May 2025.
	1, 2	Brazil	Petrobras	Firm	Oct-25	Oct-26	405,000
	1, 2	Brazil	Petrobras	Firm	Oct-26	Oct-27	417,000
	1, 2	Brazil	Petrobras	Firm	Oct-27	Oct-28	430,000
	1, 2	Brazil	Petrobras	Firm	Oct-28	Aug-29	443,000
Dhirubhai Deepwater KG1		India	ONGC	Firm	May-24	Feb-26	347,500
		India	Reliance Industries	Firm	May-26	Mar-27	410,000
		India	Reliance Industries	Priced Options	Mar-27	Apr-29	Not Disclosed
Ocean Rig Apollo				Stacked				Stacked May-16
Ocean Rig Athena				Stacked				Stacked Mar-17
Ocean Rig Mylos				Stacked				Stacked Sep-16
Discoverer India				Stacked				Stacked Jul-20
Discoverer Americas				Stacked				Stacked Apr-16
Discoverer Clear Leader				Stacked				Stacked Jun-19
Deepwater Champion				Stacked				Stacked Feb-16
Discoverer Luanda				Stacked				Stacked Feb-18
Semisubmersibles (1)
GSF Development Driller I				Stacked				Stacked Nov-20

Estimated Average Contract Dayrates[4]		Q4 2024	Q1 2025	Q2 2025	Q3 2025
		$442,000	$434,000	$442,000	$445,000

Harsh Environment Floaters (8)
Semisubmersibles (8)
Transocean Norge	2, 3	Norway	Harbour Energy / OMV	Firm	Apr-24	Nov-24	375,000	The order of the wells is subject to change.
	2, 3	Norway	Harbour Energy / OMV	Firm	Nov-24	Dec-24	425,000	The order of the wells is subject to change.
	2, 3	Norway	Harbour Energy / OMV	Firm	Jan-25	Dec-25	430,000	The order of the wells is subject to change.
	2, 3	Norway	Harbour Energy / OMV	Firm	Jan-26	Dec-26	435,000	The order of the wells is subject to change.
	2, 3	Norway	Harbour Energy / OMV	Firm	Jan-27	Dec-27	435,000	The order of the wells is subject to change.
	2, 3	Norway	Harbour Energy / OMV	Firm	Jan-28	May-28	517,000	The order of the wells is subject to change.
Transocean Spitsbergen	1, 2, 3	Norway	Equinor	Firm	Nov-23	Jan-25	341,000
		Norway	Equinor	Out of Service	Jan-25	Mar-25	-	70 days
	1, 2, 3	Norway	Equinor	Firm	Mar-25	Dec-25	341,000
	1, 2, 3	Norway	Equinor	Priced Option	Dec-25	Jul-26	381,000
	1, 2, 3	Norway	Equinor	Firm	Jul-26	Dec-26	483,000
	1, 2, 3	Norway	Equinor	Firm	Dec-26	May-27	483,000
	1, 2, 3	Norway	Equinor	Priced Option	May-27	Oct-27	483,000
Transocean Barents	1	Romania	OMV Petrom S.A.	Firm	Apr-25	Sep-26	465,000
	1	Romania	OMV Petrom S.A.	Priced Option	Sep-26	Oct-26	480,000
	1	Romania	OMV Petrom S.A.	Priced Option	Oct-26	Nov-26	480,000
Transocean Enabler	1, 2, 3	Norway	Equinor	Firm	Jul-24	Jun-26	398,000
	1, 2, 3	Norway	Equinor	Priced Option	Jun-26	Jul-26	438,000
	1, 2, 3	Norway	Equinor	Priced Option	Jul-26	Jul-26	438,000
	1, 2, 3	Norway	Equinor	Priced Option	Aug-26	Aug-26	438,000
	1, 2, 3	Norway	Equinor	Priced Option	Aug-26	Sep-26	438,000
	1, 2, 3	Norway	Equinor	Priced Option	Sep-26	Oct-26	438,000
	1, 2, 3	Norway	Equinor	Priced Option	Oct-26	Nov-26	438,000
	1, 2, 3	Norway	Equinor	Priced Option	Nov-26	Dec-26	438,000
	1, 2, 3	Norway	Equinor	Priced Option	Dec-26	Jan-27	438,000
Transocean Encourage	1, 2, 3	Norway	Equinor	Firm	Jul-24	Nov-25	371,000
	1, 2, 3	Norway	Not Disclosed	Firm	Nov-25	Nov-26	473,000
Transocean Endurance		Australia	Woodside	Firm	Mar-24	Dec-25	380,000
		Australia	Woodside	Firm	Dec-25	Aug-26	390,000
		Australia	Woodside	Priced Option	Aug-26	Oct-26	390,000
Transocean Equinox		Australia	Not Disclosed	Firm	Apr-24	Mar-25	455,000
		Australia	Not Disclosed	Mobilization	Mar-25	May-25	-	Mobilization - 42 days
		Australia	Not Disclosed	Firm	May-25	May-26	485,000
		Australia	Not Disclosed	Priced Option	Jun-26	Jul-26	520,000
		Australia	Not Disclosed	Priced Option	Jul-26	Aug-26	520,000
		Australia	Not Disclosed	Priced Option	Aug-26	Sep-26	540,000
		Australia	Not Disclosed	Priced Option	Sep-26	Oct-26	540,000
		Australia	Not Disclosed	Priced Option	Oct-26	Nov-26	540,000
		Australia	Not Disclosed	Priced Option	Nov-26	Dec-26	540,000
		Australia	Not Disclosed	Priced Option	Dec-26	Jan-27	540,000
		Australia	Not Disclosed	Priced Option	Jan-27	Feb-27	540,000
		Australia	Not Disclosed	Priced Option	Feb-27	Feb-27	540,000
		Australia	Not Disclosed	Priced Option	Feb-27	Mar-27	540,000
		Australia	Not Disclosed	Priced Option	Mar-27	Apr-27	540,000
		Australia	Not Disclosed	Priced Option	Apr-27	May-27	540,000
		Australia	Not Disclosed	Priced Option	May-27	Jun-27	520,000
		Australia	Not Disclosed	Priced Option	Jun-27	Aug-27	520,000
		Australia	Not Disclosed	Priced Option	Aug-27	Sep-27	540,000
		Australia	Not Disclosed	Priced Option	Sep-27	Oct-27	540,000
		Australia	Not Disclosed	Priced Option	Oct-27	Nov-27	540,000
Henry Goodrich				Stacked				Stacked Mar-20

Estimated Average Contract Dayrates[4]		Q3 2024	Q4 2024	Q1 2025	Q2 2025
		$392,000	$403,000	$407,000	$411,000

Revisions Noted in Bold
Footnotes

(1)	Dayrate could change in the future due to cost escalations or de-escalations.
(2)	Dayrate includes a foreign currency component.
(3)	The contract has a bonus incentive opportunity that is not reflected in the contract dayrate.
(4)	Estimated Average Contract Dayrate is defined as the average contracted full operating dayrate to be earned per revenue earning day.

Disclaimers & Definitions

The information contained in this Fleet Status Report (the “Information”) is as of the date of the report only and is subject to change without notice to the recipient. Transocean Ltd. assumes no duty to update any portion of the Information.

DISCLAIMER. NEITHER TRANSOCEAN LTD. NOR ITS AFFILIATES MAKE ANY EXPRESS OR IMPLIED WARRANTIES (INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE) REGARDING THE INFORMATION CONTAINED IN THIS REPORT, WHICH INFORMATION IS PROVIDED “AS IS.” Neither Transocean Ltd. nor its affiliates will be liable to any recipient or anyone else for any inaccuracy, error or omission, regardless of cause, in the information set forth in this report or for any damages (whether direct or indirect, consequential, punitive or exemplary) resulting therefrom.

No Unauthorized Publication or Use. All information provided by Transocean in this report is given for the exclusive use of the recipient and may not be published, redistributed or retransmitted without the prior written consent of Transocean.

Customer Contract Duration, Timing and Dayrates and Risks Associated with Operations. The duration and timing (including both starting and ending dates) of the customer contracts are estimates only, and customer contracts are subject to cancellation, suspension and delays for a variety of reasons, including some beyond the control of Transocean. Also, the dayrates set forth in the report are estimates based upon the full contractual operating dayrate. However, the actual average dayrate earned over the course of any given contract will be lower and could be substantially lower. The actual average dayrate will depend upon a number of factors (rig downtime, suspension of operations, etc.) including some beyond the control of Transocean. Our customer contracts and operations are generally subject to a number of risks and uncertainties, and we urge you to review the description and explanation of such risks and uncertainties in our filings with the Securities and Exchange Commission (SEC), which are available free of charge on the SEC’s website at www.sec.gov. The dayrates do not include revenue for mobilizations, demobilizations, upgrades, shipyards or recharges.

Contract backlog.  The maximum contractual operating dayrate multiplied by the number of days remaining in the firm contract period, excluding revenues for mobilization, demobilization, contract preparation, other incentive provisions or reimbursement revenues, which are not expected to be material to our contract drilling revenues.  The contract backlog represents the maximum contract drilling revenues that can be earned considering the contractual operating dayrate in effect during the firm contract period.

Out of Service. The time associated with committed shipyards, upgrades, surveys, repairs, regulatory inspections, contract preparation or other committed activity on the rig and is not expected to earn an operating dayrate, Contract preparation refers to periods during which the rig is undergoing modifications or upgrades as a result of contract requirements.

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The references included in this Fleet Status Report may not be firm and could change significantly based on a variety of factors. Any significant changes to our estimates of out of service time will be reflected in subsequent Fleet Status Reports, as applicable.

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In some instances such as certain mobilizations, upgrades and shipyards, we are paid compensation by our customers that is generally recognized over the life of the primary contract term of the drilling contract.

Forward-Looking Statements. The statements made in the Fleet Status Report that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements made in the Fleet Status Report include, but are not limited to, statements involving the estimated duration, timing and backlog of customer contracts, including well-based contracts, contract dayrate amounts, future contract commencement dates and locations and planned shipyard projects and other Out of Service time. Such statements are subject to numerous risks, uncertainties and assumptions, including but not limited to, uncertainties relating to the level of activity in offshore oil and gas exploration and development, exploration success by producers, oil and gas prices, competition and market conditions in the contract drilling industry, shipyard delays, actions and approvals of third parties, changes to customer drilling programs, possible cancellation or suspension of drilling contracts as a result of mechanical difficulties or performance, Transocean’s ability to enter into and the terms of future contracts, the availability of qualified personnel, labor relations and the outcome of negotiations with unions representing workers, operating hazards, factors affecting the duration and timing of contracts including well-in-progress provisions, the actual amount of downtime, factors resulting in reduced applicable dayrates, hurricanes and other weather conditions, terrorism, political and other uncertainties inherent in non-U.S. operations (including the risk of war, civil disturbance, seizure or damage of equipment and exchange and currency fluctuations), the impact of governmental laws and regulations, the adequacy of sources of liquidity, the effect of litigation and contingencies and other factors described above and discussed in Transocean’s most recently filed periodic reports on Form 10-K or Form 10-Q and in Transocean’s other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect or incomplete, actual results may vary materially from those indicated. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we expressly disclaim any obligations or undertaking to publicly update or revise any forward-looking statement, except as required by law.

Fleet Classifications. Transocean uses classifications for its drillships and semisubmersibles as follows: “Ultra-Deepwater” are the latest generation of drillships and semisubmersible rigs and are capable of drilling in water depths equal to or greater than 7,500 feet; “Harsh Environment” are premium rigs equipped for year-round operations in harsh environments.

Stacking.  An "Idle" rig is primarily between contracts, readily available for  operations, and operating costs are typically at or near normal levels. A "Stacked" rig, on the other hand, is primarily manned by a reduced crew or unmanned and typically has reduced operating costs and is (i) preparing for an extended period of inactivity, (ii) expected to continue to be inactive for an extended period, or (iii) completing a period of extended inactivity. However, stacked rigs will continue to incur operating costs at or above normal operating costs for approximately 30 days following initiation of stacking.